Exhibit 5.1

Attorneys at Law 233 East Redwood Street Baltimore, Maryland 21202-3332 410-576-4000 www.gfrlaw.com

February 9, 2010

Bridge Private Lending, LP
100 West Pennsylvania Avenue
Suite 4
Towson, Maryland 21204.

Ladies and Gentlemen:

We have acted as counsel to Bridge Private Lending, LP, a Maryland limited partnership (“Bridge”), its General Partner, Bridge GP, LLC, a Maryland limited liability company (the “General Partner”), and the managing member of the General Partner, BPL Manager, LLC, a Maryland limited liability company (the “Managing Member”) in connection with the registration statement on Form S-1 (File No. 333-163556), as amended (the “Registration Statement”), filed by Bridge with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 88,000 units representing limited partnership interests in Bridge (the “Units” ), in connection with the offering described in the Registration Statement.

As counsel to Bridge, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers acting on behalf of Bridge as authentic copies of originals, of (i)  Bridge’s certificate of limited partnership, dated November 19, 2009, (ii) the General Partner’s limited liability company articles of organization dated as November 17, 2009, (iii) the resolutions of the Managing Member of the General Partner acting on behalf of Bridge relating to the authorization, issuance, offer and sale of the Units pursuant to the Registration Statement, and (iv) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of Bridge and the General Partner) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued.  We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by Bridge and the General Partner.

We have relied with your approval upon certificates of public officials, upon certificates and/or representations of the Managing Member, officers and employees of the General Partner on behalf of Bridge, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances.  We have undertaken no independent investigation or verification of factual matters.

Based upon the foregoing, and subject to the qualifications set forth herein, it is our opinion that the Units, when sold pursuant to the prospectus that forms part of the Registration Statement and upon Bridge’s receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  The foregoing opinion is limited to the laws of the State of Maryland, the applicable provisions of the Maryland Constitution, the laws of the United State of America, and reported judicial decisions interpreting these laws, and we do not express any opinion herein concerning any other law.  The foregoing opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Gordon, Feinblatt, Rothman,
Hoffberger & Hollander, LLC